                                                                                                                     Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-101183) pertaining to the Textron Savings Plan of Textron Inc. of our report dated June 26, 2009, with respect to the financial statements and schedule of the Textron Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 26, 2009